Exhibit 4.4

AMENDMENT NO. 3 TO
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of October 19, 2011 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BOKF, NA d/b/a Bank of Arkansas, as administrative agent for the Lenders (“Agent”) and co-lead arranger for the Lenders, BANK OF AMERICA, N.A., as collateral agent for the Lenders (“Collateral Agent”), and BANK OF AMERICA, N.A., as documentation agent for the Lenders (“Documentation Agent”) and co-lead arranger for the Lenders.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have entered into that certain Loan and Security Agreement dated as of November 4, 2010 (as previously amended, amended and restated, modified, supplemented or renewed, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Collateral Agent, Documentation Agent, Parent and Borrowers hereby agree as follows:

I. Amendment to the Loan Agreement.  Pursuant to a request by Colonial under Section 2.1.7 of the Loan Agreement, the Lenders have agreed to increase the Colonial Revolver Commitments.  Effective as of the date hereof, Schedule 1.1 to the Loan Agreement is hereby deleted and replaced with the Schedule 1.1 attached hereto.  No additional increases under Section 2.1.7 of the Loan Agreement shall be available to Colonial.

II. Trigger Event:  Borrowers have informed Agent and Lenders that a Trigger Event has occurred prior to the date hereof (“Existing Trigger Event”) and has requested that Agent and Lenders not commence a Trigger Period to exercise their control rights with respect to certain Deposit Accounts of Borrowers based on the Existing Trigger Event.  Agent and Lenders hereby agree that no Trigger Period shall be commenced based on the Existing Trigger Event.  The waiver set forth herein shall be limited precisely as written and shall not be deemed to be (a) a waiver or modification of any other term or condition of the Loan Agreement or (b) prejudice any

1

right or remedy which Agent or Lenders may now or in the future have under or in connection with the Loan Agreement.

III. Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Amendment.  Fully executed copies of this Amendment signed by Parent, Colonial, ACM, TCM , Lenders, Collateral Agent and Documentation Agent shall have been delivered to Agent.

B. Other Documents.  Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

IV. Miscellaneous.

A. Guarantor Acknowledgement.  Each of Parent, Colonial, ACM and TCM, as Guarantor hereby (i) acknowledges receipt of the Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to Agent and Lenders pursuant to the terms of its Guaranty; and (iv) acknowledges that Agent and Lenders may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any Guarantor and without impairing the liability of any Guarantor under its Guaranty for all of any Borrower’s Obligations.

B. Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent, Collateral Agent, Documentation Agent or the Lenders shall affect the representations and warranties or the right of the Agent, Collateral Agent, Documentation Agent or the Lenders to rely thereon.

C. Reference to Loan Agreement.  The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

D. Loan Agreement Remains in Effect.  The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein.  Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

E. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

2

F. Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

G. Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

H. NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS/GUARANTORS:

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Title:	Secretary

TEXAS CAR-MART, INC., a Texas corporation

By:	/s/ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 3 to Loan and Security Agreement

PARENT/GUARANTOR:

AMERICA’S CAR-MART, INC., a Texas corporation

By:	/s/ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 3 to Loan and Security Agreement

AGENT, COLLATERAL AGENT, DOCUMENTATION AGENT AND LENDERS:

BOKF, NA d/b/a Bank of Arkansas, as Agent, Co-Lead Arranger and Lender

By:	/s/ Jeff Dunn
Title:	Executive Vice President

Signature Page to Amendment No. 3 to Loan and Security Agreement

BANK OF AMERICA, N.A. as Collateral Agent, Documentation Agent, Co-Lead Arranger and Lender

By:	/s/ Carlos Gil
Title:	Vice President

Signature Page to Amendment No. 3 to Loan and Security Agreement

COMMERCE BANK as Lender

By:	/s/ R. David Emley Jr.
Title:	Vice President

Signature Page to Amendment No. 3 to Loan and Security Agreement

ARVEST BANK, as Lender

By:	/s/ Andy Marshall
Title:	Senior Vice President

Signature Page to Amendment No. 3 to Loan and Security Agreement

 SCHEDULE 1.1

REVOLVER COMMITMENTS OF LENDERS

Lender	Colonial Revolver Commitment	ACM-TCM Revolver Commitment	Total Revolver Commitment
Bank of America, N.A.	$47,500,000	$5,000,000	$52,500,000
BOKF, NA d/b/a Bank of Arkansas	$31,666,666.667	$3,333,333.334	$35,000,000
Commerce Bank	$10,555,555.556	$1,111,111.112	$11,666,666.668
Arvest Bank	$5,277,777.779	$555,555.556	$5,833,333.335
	Total: $95,000,000	Total: $10,000,000	Total: $105,000,000

Signature Page to Amendment No. 3 to Loan and Security Agreement